(e)(1)(iii)
FORM OF
December 4, 2007
Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258
Dear Mr. Modic:
     Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Equity Trust and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to
ING Equity Dividend Fund (the “Fund”), a newly established series of ING Equity Trust, effective December 4, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Schedule A of the Agreement. The Amended Schedule A is attached to the letter.
     Please signify your acceptance to act as Underwriter under the Agreement with respect to the Fund.

Very sincerely,

By:
Name:

Title:

ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:
Name:	Todd Modic
Title:	Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Equity Trust

FORM OF
AMENDED SCHEDULE A
with respect to the
UNDERWRITING AGREEMENT
between
ING EQUITY TRUST
and
ING FUNDS DISTRIBUTOR, LLC
Name of Fund
ING Equity Dividend Fund
ING Fundamental Research Fund
ING Index Plus LargeCap Equity Fund
ING Index Plus LargeCap Equity Fund II
ING Index Plus LargeCap Equity Fund III
ING Index Plus LargeCap Equity Fund IV
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING Opportunistic LargeCap Fund
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Principal Protection Fund XII
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Choice Fund
ING Value Choice Fund